[Sutherland, Asbill & Brennan, L.L.P]




                                 October 4, 1996




Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-02093) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               SUTHERLAND, ASBILL & BRENNAN, L.L.P


                               By:  /s/ Kimberly J. Smith
                               Kimberly J. Smith